For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957

UPS GENERATES 6.2% REVENUE GROWTH
AND INCREASES Q1 EPS TO $1.32

•	U.S. Domestic Revenue Increases 5.0% as Package Yield Expands on Continued Ecommerce Demand

•	International Reported Operating Profit $529 Million, Currency-Neutral Operating Profit $648 Million

•	Supply Chain & Freight Building Momentum as Operating Profit Jumps 22% on 13% Revenue Growth

•	Operating Profit Growth Dampened by Fuel Surcharge Lag

•	Reaffirms Full-Year 2017 Adjusted EPS Guidance

ATLANTA - April 27, 2017 - UPS (NYSE:UPS) today announced first-quarter 2017 operating results with healthy revenue growth across all three segments. The company improved earnings per share by 3.9% versus the same period in 2016. The improved per-share result was due to a 22% increase in Supply Chain and Freight segment operating profit, strong underlying performance in the International segment and solid results in the Domestic segment, plus the favorable tax impact of adopting the new stock compensation accounting standard (ASU 2016-9).

Consolidated Results	1Q 2017	1Q 2016
Revenue	$15,315 M	$14,418 M
Operating profit	$1,784 M	$1,823 M
Currency-neutral operating profit*	$1,904 M

Diluted earnings per share	$1.32	$1.27

* See attached reconciliation of non-GAAP currency-neutral operating profit

“Revenue came in strong this quarter with all segments adding to the topline,” said David Abney, UPS chairman and CEO. “We are accelerating investments to create the industry’s leading smart global logistics network and value-creating portfolio. UPS customers are benefiting from expanded capacity, choice and improved time-in-transit, while technology solutions continue to deliver efficiencies.”

For the total company in Q1 2017:

•	Total revenue climbed 6.2% and currency-neutral revenue increased 7.5%.

•	Revenue grew in all segments and in all major product categories, as balanced market demand occurred across the company’s broad product portfolio.

•	Total fuel expense increased $187 million or 43% over Q1 2016. The fuel surcharge revenue lagged expense, however a February 2017 surcharge change mitigates this variance for future periods.

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2-2-2

•	Capital expenditures to support network enhancements were $938 million during the quarter, demonstrating a run-rate at the annualized guidance level.

•	UPS paid dividends of $774 million, an increase of 6.4% per share over the prior year, rewarding shareowners with continued strong dividend yield.

•	The company repurchased 4.2 million shares for approximately $450 million in line with the company’s capital allocation policy.

U.S. Domestic Segment

The Domestic segment benefitted from strong demand for ecommerce deliveries and revenue was up 5% over Q1 2016. The U.S. consumer continues to transform retail consumption due, in part to the simplicity, personal convenience and reliable delivery solutions offered by UPS.

	1Q 2017	1Q 2016
Revenue	$9,535 M	$9,084 M
Operating profit	$1,076 M	$1,102 M

For the U.S. Domestic segment in Q1 2017:

•	Revenue increased $451 million over Q1 2016 as B2C deliveries rose.

•	Revenue per piece increased across all products, up 2.4% in total, as the company benefitted from previously implemented base rate pricing actions.

•	Next Day Air and Deferred Air shipments were up 3.9% and 4.1% respectively, as consumers continue to select UPS’s quick and convenient solutions.

•	Construction is now underway on 17 major facility projects (over 5 million square feet) to create capacity and efficiency to support further B2B and B2C growth.

•
The UPS portfolio expanded through an initiative to pick-up and deliver Ground products on Saturday in 15 major metropolitan areas during the quarter. This begins the rapid deployment to more than 4,700 cities by the peak holiday season in 2017.

•	Operating costs for facility construction and Saturday initiative increased operating costs by approximately $35 million during the quarter.

•	Headwinds from the fuel surcharge lag, some unusual weather and a facility fire totaled about $50 million in one-time costs this quarter.

International Operating Segment

“The UPS International segment continues to show excellent operating fundamentals and consistent quarterly improvement,” continued Abney.

The International segment generated strong topline growth with increased demand for cross-border shipments. Export shipment growth was strong across all UPS regions, as customers took advantage of our expanded portfolio and industry-leading customs brokerage solutions.

	1Q 2017	1Q 2016
Revenue	$3,058 M	$2,914 M
Operating profit	$529 M	$574 M
Currency-neutral operating profit*	$648 M
* See attached reconciliation of non-GAAP currency-neutral operating profit

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3-3-3

For the International Operating segment in Q1 2017:

•	Operating margin was strong at 17.3%, despite the impact of unfavorable currency.

•	Currency was a drag of $119 million this quarter, full-year impact expected to be more than $400 million.

•	The segment reported a revenue increase of 4.9% over Q1 2016, up 11% on a currency-neutral basis.

•	Customers increasingly selected UPS due to network and time-in-transit improvements, which generated robust, double-digit shipment growth of 14% in Export and 11% in Non-U.S. domestic products.

Supply Chain and Freight Segment

“We are extremely pleased with the growth and margin enhancing performance of the Supply Chain and Freight segment this quarter,” Abney said. “The team has been working on growth initiatives, cost reduction programs and business unit portfolio strategies to address unique market conditions for the last several quarters. These initiatives showed excellent progress.”

	1Q 2017	1Q 2016
Revenue	$2,722 M	$2,420 M
Operating profit	$179 M	$147 M

•	Revenue increased 13% over Q1 2016, due to higher-performing business development programs and improved market conditions across all business units.

•	Tonnage increases in Freight Forwarding and UPS Freight increased revenue.

•	Healthcare, Retail and Aerospace sector performance enhanced strong Distribution results.

•	Coyote Logistics continued to accelerate its growth strategies and gained market share during the quarter.

•	All business units contributed to segment operating profit growth of 22% as profit improvement programs generated stronger performance.

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments, which would be included in reported (GAAP) results and could be material.

“First quarter results continue to show the benefit of our operating plan improvements across all business units,” said Richard Peretz, UPS chief financial officer. “Our current momentum, combined with accelerated investment initiatives gives us confidence in our ability to attain our full-year guidance.”

•	UPS reaffirms 2017 adjusted diluted EPS guidance to be between $5.80 and $6.10, which includes more than $400 million, or $0.30 per share of pre-tax currency headwinds.

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Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss first-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, April 27, 2017. That call is open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news directly, visit pressroom.ups.com/RSS.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we periodically disclose free cash flow as well as currency-neutral revenue, revenue per piece and operating profit.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation award results.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Currency-Neutral Revenue, Revenue per Piece and Operating Profit

We supplement the reporting of our revenue, revenue per piece and operating profit with similar non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package business on a currency-neutral basis.

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived current period local currency revenue, revenue per piece and operating profit are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency revenue hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and Operating Profit
(in millions, except Per Piece amounts):

Three Months Ended March 31
	2017 As- Reported (GAAP)	2016 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2017 Currency Neutral (non-GAAP)	% Change (non-GAAP)

Average Revenue Per Piece:
International Package:
Domestic	$5.70	$5.91	(3.6)%	$0.29	$5.99	1.4%
Export	28.13	30.46	(7.6)%	1.67	29.80	(2.2)%
Total International Package	15.45	16.39	(5.7)%	0.89	16.34	(0.3)%

Consolidated	$10.50	$10.39	1.1%	$0.15	$10.65	2.5%

Revenue:
U.S. Domestic Package	$9,535	$9,084	5.0%	$—	$9,535	5.0%
International Package	3,058	2,914	4.9%	170	3,228	10.8%
Supply Chain & Freight	2,722	2,420	12.5%	10	2,732	12.9%
Total revenue	$15,315	$14,418	6.2%	$180	$15,495	7.5%

Operating profit:
U.S. Domestic Package	$1,076	$1,102	(2.4)%	$—	$1,076	(2.4)%
International Package	529	574	(7.8)%	119	648	12.9%
Supply Chain & Freight	179	147	21.8%	1	180	22.4%
Total operating profit	$1,784	$1,823	(2.1)%	$120	$1,904	4.4%

United Parcel Service, Inc.
Selected Financial Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2017	2016	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$9,535	$9,084	$451	5.0%
International Package	3,058	2,914	144	4.9%
Supply Chain & Freight	2,722	2,420	302	12.5%
Total revenue	15,315	14,418	897	6.2%

Operating expenses:
Compensation and benefits	8,131	7,853	278	3.5%
Other	5,400	4,742	658	13.9%
Total operating expenses	13,531	12,595	936	7.4%

Operating profit:
U.S. Domestic Package	1,076	1,102	(26)	(2.4)%
International Package	529	574	(45)	(7.8)%
Supply Chain & Freight	179	147	32	21.8%
Total operating profit	1,784	1,823	(39)	(2.1)%

Other income (expense):
Investment income and other	15	17	(2)	(11.8)%
Interest expense	(102)	(93)	(9)	9.7%
Total other income (expense)	(87)	(76)	(11)	14.5%

Income before income taxes	1,697	1,747	(50)	(2.9)%

Income tax expense	539	616	(77)	(12.5)%

Net income	$1,158	$1,131	$27	2.4%

Net income as a percentage of revenue	7.6%	7.8%

Per share amounts:
Basic earnings per share	$1.32	$1.27	$0.05	3.9%
Diluted earnings per share	$1.32	$1.27	$0.05	3.9%

Weighted-average shares outstanding:
Basic	874	889	(15)	(1.7)%
Diluted	879	894	(15)	(1.7)%

United Parcel Service, Inc.
Selected Operating Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2017	2016	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,664	$1,575	$89	5.7%
Deferred	970	915	55	6.0%
Ground	6,901	6,594	307	4.7%
Total U.S. Domestic Package	9,535	9,084	451	5.0%
International Package:
Domestic	612	574	38	6.6%
Export	2,322	2,203	119	5.4%
Cargo and Other	124	137	(13)	(9.5)%
Total International Package	3,058	2,914	144	4.9%
Supply Chain & Freight:
Forwarding and Logistics	1,827	1,586	241	15.2%
Freight	709	656	53	8.1%
Other	186	178	8	4.5%
Total Supply Chain & Freight	2,722	2,420	302	12.5%
Consolidated	$15,315	$14,418	$897	6.2%

Consolidated volume (in millions)	1,187	1,141	46	4.0%

Operating weekdays	64	64	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,316	1,266	50	3.9%
Deferred	1,245	1,196	49	4.1%
Ground	13,014	12,725	289	2.3%
Total U.S. Domestic Package	15,575	15,187	388	2.6%
International Package:
Domestic	1,677	1,517	160	10.5%
Export	1,290	1,130	160	14.2%
Total International Package	2,967	2,647	320	12.1%
Consolidated	18,542	17,834	708	4.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.76	$19.44	$0.32	1.6%
Deferred	12.17	11.95	0.22	1.8%
Ground	8.29	8.10	0.19	2.3%
Total U.S. Domestic Package	9.57	9.35	0.22	2.4%
International Package:
Domestic	5.70	5.91	(0.21)	(3.6)%
Export	28.13	30.46	(2.33)	(7.6)%
Total International Package	15.45	16.39	(0.94)	(5.7)%
Consolidated	$10.50	$10.39	$0.11	1.1%

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight - First Quarter
(unaudited)

Currency Neutral Revenue Per Piece

	Three Months Ended				Currency
	March 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$5.70	$5.91	(3.6)%	$0.29	$5.99	1.4%
Export	28.13	30.46	(7.6)%	1.67	29.80	(2.2)%
Total International Package	$15.45	$16.39	(5.7)%	$0.89	$16.34	(0.3)%

Consolidated	$10.50	$10.39	1.1%	$0.15	$10.65	2.5%

Currency Neutral Revenue

	Three Months Ended				Currency
	March 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change

Revenue (in millions):
U.S. Domestic Package	$9,535	$9,084	5.0%	$—	$9,535	5.0%
International Package	3,058	2,914	4.9%	170	3,228	10.8%
Supply Chain & Freight	2,722	2,420	12.5%	10	2,732	12.9%
Total revenue	$15,315	$14,418	6.2%	$180	$15,495	7.5%

Currency Neutral Operating Profit

	Three Months Ended				Currency
	March 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change

Operating Profit (in millions):
U.S. Domestic Package	$1,076	$1,102	(2.4)%	$—	$1,076	(2.4)%
International Package	529	574	(7.8)%	119	648	12.9%
Supply Chain & Freight	179	147	21.8%	1	180	22.4%
Total operating profit	$1,784	$1,823	(2.1)%	$120	$1,904	4.4%

* Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Freight Selected Operating Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2017	2016	Change	% Change
LTL revenue (in millions)	$618	$564	$54	9.6%
LTL revenue per LTL hundredweight	$23.60	$23.25	$0.35	1.5%

LTL shipments (in thousands)	2,517	2,416	101	4.2%
LTL shipments per day (in thousands)	39.3	37.8	1.5	4.2%

LTL gross weight hauled (in millions of pounds)	2,619	2,426	193	8.0%
LTL weight per shipment (in pounds)	1,041	1,004	37	3.7%

Operating weekdays	64	64	—	—%

United Parcel Service, Inc.
Detail of Other Operating Expenses - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2017	2016	Change	% Change
(amounts in millions)
Repairs and Maintenance	$390	$381	$9	2.4%
Depreciation and Amortization	554	552	2	0.4%
Purchased Transportation	2,366	2,024	342	16.9%
Fuel	621	434	187	43.1%
Other Occupancy	299	269	30	11.2%
Other Expenses	1,170	1,082	88	8.1%
Total Other Operating Expenses	$5,400	$4,742	$658	13.9%

Earnings Per Share and Share Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2017	2016
(amounts in millions, except per share data)
Numerator:
Net income	$1,158	$1,131

Denominator:
Weighted-average shares	869	885
Deferred compensation obligations	1	1
Vested portion of restricted units	4	3
Denominator for basic earnings per share	874	889

Effect of dilutive securities:
Restricted units	4	4
Stock options	1	1
Denominator for diluted earnings per share	879	894

Basic earnings per share	$1.32	$1.27

Diluted earnings per share	$1.32	$1.27

Detail of shares outstanding as of March 31, 2017:

Class A shares	179
Class B shares	689
Total shares outstanding	868

United Parcel Service, Inc.
Consolidated Balance Sheets - March 31, 2017 and December 31, 2016
(unaudited)

	March 31, 2017	December 31, 2016
(amounts in millions)

ASSETS
Current Assets:
Cash and marketable securities	$3,718	$4,567
Other current assets	7,776	9,282
Total Current Assets	11,494	13,849
Property, Plant and Equipment	44,509	43,674
Less accumulated depreciation and amortization	25,284	24,874
	19,225	18,800
Other Assets	7,661	7,728
	$38,380	$40,377

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities	11,406	11,730
Long-Term Debt	12,938	12,394
Pension and Postretirement Benefit Obligations	10,393	12,694
Deferred Taxes, Credits and Other Liabilities	3,083	3,130
Shareowners' Equity	560	429
	$38,380	$40,377

Amounts are subject to reclassification.

United Parcel Service, Inc.
Selected Cash Flow Data
(unaudited)

Net Increase (Decrease) in Cash and Cash Equivalents
Preliminary
Year-to-Date
(amounts in millions)	March 31
Cash flows from operating activities	$239
Cash flows from investing activities	(920)
Cash flows from financing activities	(124)

Effect of exchange rate changes on cash and cash equivalents	16
Net increase (decrease) in cash and cash equivalents	$(789)

Reconciliation of Free Cash Flow (non-GAAP measure)
Preliminary
Year-to-Date
(amounts in millions)	March 31
Cash flows from operating activities	$239
Capital expenditures	(938)
Proceeds from disposals of PP&E	11
Net change in finance receivables	(11)
Other investing activities	6
Free cash flow (non-GAAP measure)	$(693)

Amounts are subject to reclassification.

United Parcel Service, Inc.
Aircraft Fleet - as of March 31, 2017
(unaudited)

Description	Owned and Capital Leases	Leases & Charters from Others	On Order	Under Option
Operating:
Boeing 757-200	75	—	—	—
Boeing 767-300	60	—	2	—
Airbus A300-600	52	—	—	—
Boeing MD-11*	38	—	—	—
Boeing 747-400F	11	—	—	—
Boeing 747-400BCF	2	—	—	—
Boeing 747-8F	—	—	14	14
Other	—	301	—	—

Total	238	301	16	14

* One Boeing MD-11 not in operation pending disposal